Exhibit 23.2 - Consent of Arthur Andersen LLP.





                      Consent of Independent Public Accountants



       As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated June 5, 1997 included in the Caretenders Health Corp. Form 10-K for the year ended March 31, 1997, and to all references to our firm included in this registration statement.





                                               ARTHUR ANDERSEN LLP




       Louisville,  Kentucky
       December 31, 1997